FJHL INC.

SUBSCRIPTION AGREEMENT

REGULATION A SHARES

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the ____ day of ______________, 20____, between FJHL Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the undersigned (the “Subscriber” and, together with each of the other subscribers in the Offering (as defined below), the “Subscribers”).

WHEREAS, the Company desires to sell shares of its common stock, par value $0.0001 per share, qualified pursuant to Regulation A under the Securities Act of 1933, as amended (the “1933 Act”) (collectively, the “Shares”), at a purchase price of $0.10 per Share and upon the terms set forth in the Company’s offering statement on Form 1-A (as amended and supplemented from time to time, the “Form 1-A”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on [____________] and qualified by the SEC on [____________] (the “Offering”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

ARTICLE 1

SUBSCRIPTION

1.1 Subscription for Shares. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company such aggregate number of Shares as is set forth upon the signature page hereof, and the Company agrees to sell such Shares to the Subscriber for the purchase price set forth above, subject to the Company’s right to sell to the Subscriber such lesser number of Shares as the Company may, in its sole discretion, deem necessary or desirable. The purchase price is payable, at the Subscriber’s election, by check, wire transfer, credit or debit card, or ACH, in each case made payable to “FJHL Inc.” and delivered contemporaneously with the execution and delivery of this Agreement to the Company at the address, and in the manner, set forth in the Form 1-A.

1.2 Form 1-A Qualified Shares. The Subscriber acknowledges that the Shares being purchased hereunder are shares of common stock of the Company qualified pursuant to the Form 1-A (as amended and supplemented from time to time).

1.3 Investment Purpose. The Subscriber represents that the Shares (the “Securities”) are being purchased for the Subscriber’s own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the 1933 Act. The Subscriber agrees that it will not sell or otherwise transfer the Securities unless they are registered or qualified under the 1933 Act or unless an exemption from such registration or qualification is available.

1.4 Accredited Investor; Investment Limitation. The Subscriber represents and warrants that the Subscriber:

(i) is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act; or

(ii) if the Subscriber is not an accredited investor, is investing an amount that does not exceed ten percent (10%) of the greater of the Subscriber’s annual income or net worth (for natural persons), or ten percent (10%) of the greater of the Subscriber’s annual revenue or net assets at the Subscriber’s most recent fiscal year end (for non-natural persons), each as determined in accordance with Rule 251(d)(2)(i)(C) of Regulation A and the applicable rules and regulations under the 1933 Act; and

(iii) can bear the economic risk of an investment in the Shares, including the risk of losing the Subscriber’s entire investment.

1.5 Domicile. The Subscriber represents and warrants that the Subscriber’s Domicile matches the address listed on the signature page of this Agreement. For individuals, “Domicile” means actual state of residency. For corporate entities, “Domicile” means (i) state of incorporation or organization, or (ii) principal place of business.

1.6 Risk of Investment. THE SUBSCRIBER RECOGNIZES THAT THE PURCHASE OF THE SHARES INVOLVES A HIGH DEGREE OF RISK, INCLUDING, WITHOUT LIMITATION, ANY AND ALL RISKS DISCUSSED IN THE FORM 1-A AND THIS AGREEMENT. AN INVESTMENT IN THE COMPANY AND THE SHARES MAY RESULT IN THE LOSS OF THE SUBSCRIBER’S ENTIRE INVESTMENT.

(a) Risk of Loss of Investment. An investment in the Company and the Shares offered hereby involves a high degree of risk. An investment in the Shares is suitable only for investors who can bear a loss of their entire investment.

(b) Value of Shares is Speculative. The terms of the Offering have been determined arbitrarily by the Company. There is no relationship between such terms and the Company’s assets, earnings, book value or any other objective criteria of value.

(c) Dependence on Net Proceeds; No Minimum Offering; No Escrow. The Company is dependent upon the net proceeds of the Offering to fund its operations, as more specifically described in the Form 1-A. There is no commitment by any person to purchase Shares, and there is no assurance that any number of Shares will be sold. There is no minimum amount of funds required to be raised, and no minimum number of Shares required to be sold, in order for the Company to accept subscriptions and hold one or more closings, and the Company may terminate the Offering prior to the expiration of the offering period. No escrow agent has been engaged in connection with the Offering, and the Company will receive the proceeds of any accepted subscription directly. There is no assurance that the Company will sell a sufficient number of Shares in the Offering on a timely basis, or that the net proceeds, after payment of the expenses of the Offering and other obligations, will be adequate for the Company’s needs.

(d) Need for Additional Capital. The net proceeds raised by the Company from the Offering may be used to fund the Company’s current operations. The Company may therefore require significant additional financing following the Offering, regardless of the net proceeds received, in order to satisfy its cash requirements, and may seek to raise additional funds through debt or equity financings. However, there is no assurance that the Company will be able to do so in a timely manner or on terms acceptable to the Company.

1.7 Information. The Subscriber acknowledges receipt and full and careful review and understanding of this Agreement and of the Company’s Form 1-A (as amended and supplemented from time to time).

1.8 No Representations or Warranties. The Subscriber hereby represents that, except as expressly set forth in the Form 1-A and this Agreement, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, and in entering into this transaction the Subscriber is not relying on any information other than that contained in the Form 1-A, this Agreement and the results of the Subscriber’s own independent investigation.

1.9 Tax Consequences. The Subscriber acknowledges that the purchase of the Shares may involve tax consequences and that the contents of the Form 1-A and this Agreement do not contain tax advice. The Subscriber acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of an investment in the Shares.

1.10 Transfer or Resale. The Subscriber understands that the Shares purchased hereunder were qualified pursuant to the Form 1-A under the 1933 Act, but that the Subscriber may be required by the Company’s transfer agent, if any, or by the Subscriber’s brokerage firm to obtain a legal opinion from securities counsel in order to deposit or sell the Shares. The Subscriber further understands that the Company has not engaged a transfer agent as of the date of the Form 1-A.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1 Organization and Good Standing. The Company and its subsidiaries, if any (for purposes of this Agreement, a “Subsidiary” means any entity in which the Company, directly or indirectly, owns capital stock or holds a majority or similar equity interest), are duly organized and validly existing and in good standing under the laws of the jurisdiction in which they were organized, and have the requisite corporate or other organizational power and authority to own their properties and to carry on their business as now being conducted.

2.2 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms of the Form 1-A. Upon the Company’s acceptance of the Subscriber’s subscription and issuance of the Shares against payment therefor, the Shares will be validly issued, fully paid and non-assessable.

ARTICLE 3

CLOSING; CONDITIONS TO CLOSING

3.1 Closing and Termination of Offering. Provided that the conditions to closing set forth herein have been satisfied or waived, an initial closing (the “Initial Closing”) shall take place at the offices of the Company, or at such other place as may be agreed to by the Company, within thirty (30) days of the Company’s receipt of the first cleared subscription funds. The Company may consummate one or more subsequent closings of the Offering on a rolling basis as funds are received and clear, each of which shall be subject to the satisfaction or waiver of the conditions to closing set forth herein and each of which shall be deemed a “Closing” hereunder. The Company reserves the right to accept or reject any subscription, in whole or in part, for any reason or for no reason, and to accept subscriptions in an amount less than the Minimum Subscription (as defined in the Form 1-A), in each case in its sole discretion. The Company’s acceptance of a subscription shall be effective when an authorized representative of the Company issues to the Subscriber written or electronic notification that the subscription has been accepted. If the Company rejects a subscription, in whole or in part, the Company shall return the subscription payment (or the rejected portion thereof) to the Subscriber within ten (10) days of such rejection, without interest or deduction.

3.2 Conditions to the Company’s Obligations. The obligation of the Company hereunder to issue and sell Shares to the Subscriber at any Closing is subject to the satisfaction, at or before such Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Execution and Delivery. The Subscriber shall have executed this Agreement and delivered the same to the Company.

(b) Purchase Price. The Subscriber shall have paid the purchase price for the Shares being purchased by the Subscriber at such Closing in the manner set forth in Section 1.1.

(c) Representations and Warranties. The representations and warranties of the Subscriber shall be true and correct in all material respects as of the date when made and as of the date of such Closing as though made at that time, and the Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Subscriber at or prior to such Closing.

(d) Other Matters. All opinions, certificates and documents and all proceedings related to the Offering shall be in form and content reasonably satisfactory to the Company and its legal counsel.

ARTICLE 4

MISCELLANEOUS

4.1 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by electronic mail (provided confirmation of transmission is generated and retained by the sending party); or (c) one (1) business day after deposit with a nationally recognized overnight courier service, in each case properly addressed to the party to receive the same. The address for such communications shall be (i) if to the Company, the address set forth in the Form 1-A, and (ii) if to the Subscriber, the address and email set forth at the end of this Agreement, or to such other address as specified by written notice given to the Company not less than five (5) days prior to the effectiveness of such change.

4.2 Entire Agreement; Amendment. This Agreement, together with the Form 1-A, supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and contains the entire understanding of the parties with respect to the matters covered herein. Except as specifically set forth herein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the party against whom enforcement of such amendment or waiver is sought.

4.3 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

4.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed solely in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. Excepting matters arising under the federal securities laws, the parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising under this Agreement or in connection with the consummation of the transactions contemplated hereby shall be brought solely in a federal or state court located in the State of Delaware. By its execution hereof, each of the Company and the Subscriber hereby expressly and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the State of Delaware, and agrees that any process in any such action may be served upon such party personally, or by certified or registered mail, return receipt requested, with the same full force and effect as if personally served upon such party in the State of Delaware. Each party hereto waives any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and disbursements. Nothing in this Section shall limit or otherwise affect the provisions of the federal-forum provisions set forth in the Company’s bylaws with respect to claims arising under the 1933 Act.

4.5 Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including any purchasers of the Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscriber. The Subscriber may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, and any purported assignment in violation of the foregoing shall be void; provided that any permitted assignment shall not release the Subscriber from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented thereto in writing.

4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4.8 Survival. The representations, warranties, covenants and agreements of the Company and the Subscriber contained herein shall survive the applicable Closing for a period of twelve (12) months.

4.9 Legal Representation. The Subscriber acknowledges that: (a) it has read this Agreement and the exhibits hereto; (b) it understands that the Company has been represented in the preparation and execution of this Agreement by counsel to the Company; (c) it has either been represented in the preparation and execution of this Agreement by legal counsel of its own choice, or has chosen to forego such representation by legal counsel after being advised to seek such legal representation; and (d) it understands the terms and consequences of this Agreement and is fully aware of its legal and binding effect.

4.10 Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A signature delivered by facsimile, electronic mail (including in portable document format) or other electronic transmission, and any electronic signature complying with applicable law, shall be deemed to be, and shall have the same force and effect as, an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Subscriber(s) have executed this FJHL Inc. Subscription Agreement for Regulation A Shares as of the date first written above. The Company’s acceptance of such subscription is as of the date shown below.

SUBSCRIBER	CO-SUBSCRIBER
Date: _______________	Date: _______________
_______________________________	_______________________________
Signature of Subscriber	Signature of Co-Subscriber
_______________________________	_______________________________
Name of Subscriber [Please Print]	Name of Co-Subscriber [Please Print]
_______________________________	_______________________________
Address of Subscriber	Address of Co-Subscriber
_______________________________	_______________________________
Email of Subscriber	Email of Co-Subscriber
_______________________________
SSN or Tax ID of Subscriber

State of incorporation / corporate domicile (if different than the address listed above): _______________________________.

Number of Shares Subscribed For: _______________ Dollar Amount of Shares Subscribed For: $_______________

Dollar Amount of Subscription Accepted: $_______________

SUBSCRIPTION ACCEPTED BY THE COMPANY

FJHL Inc.

By: _______________________________

Name: Thomson LEE

Title: Chief Executive Officer, Authorized Signatory

Date: _______________________________

* Please provide the exact name(s) that you wish to see on the Company’s stock records.

(1) For individuals, print the full name of the subscriber.

(2) For joint subscribers, print the full name of the subscriber and all co-subscribers.

(3) For corporations, partnerships, limited liability companies or other entities, print the full name of the entity, including “& ,” “Co.,” “Inc.,” “LLC,” “LP,” or similar designations, as applicable.

(4) For trusts, print the trust name (please contact your trustee for the exact name that should appear on the Company’s records).

** If the Subscriber is a registered representative with a FINRA member firm, or an associated or affiliated person of a FINRA member firm, please have the acknowledgment below signed by the appropriate party. The undersigned FINRA member firm acknowledges receipt of the notice required by FINRA Rule 3280 (Private Securities Transactions of an Associated Person).

_______________________________

Name of FINRA Member Firm

By: _______________________________

Authorized Officer